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                                                                     EXHIBIT 28C

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1994-K
                               November 9, 1999



Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1994-K Supplement dated as of August 1, 1994 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.



A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1. The total amount of the distribution to Series 1994-K
        Certificateholders on the Payment Date per $1,000 interest.     $84.948

     2. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Series 1994-K
        Certificates, per $1,000 interest                               $83.333

     3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Series 1994-K
        Certificates, per $1,000 interest                                $1.615

     B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the current
        Distribution Date which were allocated in respect of
        the Investor Certificates of all Series                 $695,734,442.82

     b. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Series 1994-K Certificates               $137,878,338.39

     c. The amount of Collections of Receivables processed for
        the Due Period with respect to the current Distribution
        Date which were allocated in respect of the Series
        1994-K Certificates, per $1,000 interest                       $275.757

     d. The amount of Excess Finance Charge Collections allocated
        in respect of the Series 1994-K Certificates, if any              $0.00

     e. The amount of Excess Principal Collections allocated in
        respect of the Series 1994-K Certificates, if any                 $0.00

     2. Receivables in Trust
     -----------------------

     a. Aggregate Principal Receivables for the Due Period
        with respect to the current Distribution Date (which
        reflects the Principal Receivables represented by
        the Exchangeable Seller's Certificate and by the
        Investor Certificates of all Series)                 $16,105,583,646.73
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                                                            Series  1994-K


     b. The amount of Principal Receivables in the Trust
        represented by the Series 1994-K Certificates
        (the "Invested Amount") for the Due Period with
        respect to the current Distribution Date                $166,666,666.64

     c. The Invested Percentage with respect to Finance
        Charge Receivables (including Interchange) and
        Defaulted Receivables for the Series 1994-K
        Certificates for the Due Period with respect to
        the current Distribution Date                                     1.035%

     d. The Invested Percentage with respect to Principal
        Receivables for the Series 1994-K Certificates for
        the Due Period with respect to the current Distribution
        Date                                                              3.105%

     3. Delinquent Balances
     ----------------------

        The aggregate amount of outstanding balances in the
        Accounts which were 30 or more days delinquent as of
        the end of the Due Period for the current Distribution
        Date                                                    $933,915,652.05

     4. Investor Default Amount
     --------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1994-K Certificates (the
        "Investor Default Amount")

        1.  Investor Default Amount                               $1,081,214.63
        2.  Recoveries                                            $   52,858.66
        3.  Net Default Receivables                               $1,028,355.97

     5. Investor Charge-offs.
     ------------------------

     a. The amount of the Series 1994-K Investor Charge-
        Offs per $1,000 interest after reimbursement of
        any such Series 1994-K Investor Charge-Offs for the
        Due Period with respect to the current Distribution
        Date                                                              $0.00

     b. The amount attributable to Series 1994-K Investor
        Charge-Offs, if any, by which the principal balance
        of the Series 1994-K Certificates exceeds the
        Series 1994-K Invested Amount as of the end of the
        day on the Record Date with respect to the current
        Distribution Date                                                 $0.00

     6. Monthly Servicing Fee
     ------------------------

     a. The amount of the Monthly Servicing Fee payable from
        available funds by the Trust to the Servicer with
        respect to the current Distribution Date                     $34,722.22

     b. The amount of the Interchange Monthly Servicing Fee
        payable to the Servicer                                     $173,611.11

     7. Available Cash Collateral Amount
     -----------------------------------

     a. The amount, if any, withdrawn from the Cash Collateral
        Account for the current Distribution Date (the
        "Withdrawal Amount")                                             $0.00
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                                                            Series  1994-K


     b. The amount available to be withdrawn from the Cash
        Collateral Account (the Available Cash Collateral
        Amount) as of the end of the day on the current
        Distribution Date, after giving effect to all
        withdrawals, deposits and payments to be made in
        respect of the preceding Due Period.                     $24,166,666.66

     c. The Available Cash Collateral Amount as computed in 7.b.
        as a percentage of the Invested Amount of the Series
        1994-K Certificates as of such Due Period.                       14.500%

     C. The Pool Factor
     ------------------

        The Pool Factor (which represents the ratio of the
        Class A Invested Amount on the last day of the month
        ending on the Record Date adjusted for Series 1994-K
        Investor Charge-Offs set forth in B.5.a above and for
        the distributions of principal set forth in A.2 above
        to the Series 1994-K Initial Invested Amount). The
        amount of a Series 1994-K Certificateholder's pro rata
        share of the Series 1994-K Invested Amount can be
        determined by multiplying the original denomination
        of the holder's Series 1994-K Certificate by the Pool
        Factor                                                      24.99999999%

     D. Deficit Controlled Amortization Amount
     -----------------------------------------

     1. The Deficit Controlled Amortization Amount for the
        preceding Due Period                                              $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                    First USA Bank, N.A.
                                    Servicer



                                    By: /s/ TRACIE KLEIN
                                       --------------------------
                                            TRACIE KLEIN
                                    Title:  FIRST VICE PRESIDENT